Exhibit 99.1
Chord Energy Announces Updated Return of Capital Plan, Including Increasing Base Dividend by 114%, Issues an Updated Outlook and Reports Second Quarter 2022 Earnings
Houston, Texas — August 3, 2022 — Chord Energy Corporation (NASDAQ: CHRD) (“Chord”, “Chord Energy” or the “Company”) today announced its updated return of capital plan, provided an updated outlook for the business and reported financial and operating results for the quarter ending June 30, 2022. The Company completed the merger of equals transaction between Oasis Petroleum Inc. (“Oasis”) and Whiting Petroleum Corporation (“Whiting”) on July 1, 2022 and began trading under the ticker “CHRD” on July 5, 2022.
“The second quarter was marked by strong operating performance and culminated in the establishment of Chord Energy,” said Danny Brown, Chord Energy’s President and Chief Executive Officer. “Additionally, we are announcing a new return of capital program which includes an approximate 114% increase to the base dividend and a $300MM share repurchase program. Given our high-quality assets with low breakeven pricing and very strong financial position, Chord Energy is able to return significant amounts of capital to shareholders. The new return of capital program is highly competitive and represents our commitment to operating efficiently, maximizing returns and valuing the return of capital to shareholders.”
“Chord Energy is making significant progress on integration and remains excited about its future. I’d like to thank our employees for their hard work and dedication through the closing of the merger and also for driving strong operating and safety performance. With enhanced scale and a low cost of supply, Chord Energy is well positioned to deliver strong value to our shareholders while operating in a sustainable manner and remains a compelling investment opportunity.”
Return of Capital Plan
Chord Energy introduced a return of capital plan designed to provide peer-leading, sustainable shareholder returns. The plan calls for returning capital to investors based on free cash flow (“FCF”) generated during the quarter and leverage under the following framework (see “Additional Return of Capital Plan Details” below for additional information):

•Below 0.5x leverage:	75%+ of FCF
•Below 1.0x leverage:	50%+ of FCF
•>1.0x leverage:	Base dividend
Capital will be returned through base dividends, variable dividends and share repurchases. Chord is increasing its base dividend to $1.25 per share per quarter ($5.00 per share annualized), representing an approximate 114% increase from the prior base dividend of $0.585 per share per quarter. The new base dividend represents an annualized yield of approximately 3.9%. The 2Q22 base dividend will be payable on August 30, 2022 to shareholders of record as of August 16, 2022.
In July 2022, Chord repurchased $125MM of common stock at a weighted average price of $106.25 per share. As of July 31, 2022, the Company had 41,454,152 shares of common stock outstanding. In August, the Board of Directors authorized a new $300MM share repurchase program. Separately, the Company returned $540MM in cash to shareholders in July under the terms of the merger agreement. In November, Chord expects to announce its 3Q22 base dividend and variable dividend. The variable dividend will be calculated using the framework noted above to calculate the percentage of FCF to be returned less share repurchases completed during the quarter and the base dividend.
In addition to the share repurchases and dividends, the Company paid a significant portion of the transaction costs related to the merger in July 2022. As of July 31, 2022, Chord had approximately $95.7MM of cash, no outstanding credit facility borrowings, $3.1MM of outstanding letters of credit and $400MM of senior unsecured notes outstanding. The Company has a strong balance sheet and substantial liquidity afforded under its $2.0B credit facility, which has $800MM of elected commitments.

Updated Outlook
The following table presents select operational and financial guidance for 3Q22 and FY22 (pro forma for combined Company results including 1H22).

Metric	3Q22	FY22
Oil Volumes (Mbbl/d)	94.2 - 97.2	95.7 - 97.5
Total Volumes (Mboe/d)(1)	162.5 - 167.5	166.6 - 169.3
Oil Premium to WTI ($/Bbl)	$1.00 - $3.00	$0.00 - $1.20
Gas and NGL Revenue ($/Boe)	$28.00 - $32.00	$29.00 - $33.00
LOE ($/Boe)	$9.35 - $10.15	$9.00 - $9.80
Cash GPT ($/Boe)	$2.25 - $3.05	$2.25 - $3.05
Cash G&A ($MM)(2)	$22.5 - $25.5	$89.5 - $93.5
Production Taxes	7.7% - 8.1%	7.4% - 7.8%
E&P & Other CapEx ($MM)	$265 - $295	$730 - $760
Cash Interest ($MM)	$9.0 - $10.5	$36.5 - $39.5
___________________
(1)Legacy Oasis standalone volumes have been adjusted to include current three stream reporting uplift assumption of 18%. Chord will report three stream production beginning in 3Q22.
(2)Excludes merger related costs.

Cash taxes as a percentage of 2H22 Adjusted EBITDA are expected to range between 1% at $80 WTI and 3.6% at $100 WTI, generally trending upward in a linear fashion as oil price increases, and are expected to be paid in 4Q22.
2Q22 Operational and Financial Update
The following table presents select 2Q22 operational and financial data compared to preliminary ranges announced on July 1, 2022.

Metric	OAS Standalone	WLL Standalone	Chord Combined	Preliminary Ranges - Chord Combined (7/1 Release)
Oil Volumes (Mbbl/d)	41.2	48.8	90.0	88.6 - 90.4
Total Volumes (Mboe/d)(1)	75.6	83.0	158.6	156.4 - 158.8
Oil Premium to WTI ($/Bbl)	$2.82	$0.03	$1.31	$1.20 - $1.95
Gas and NGL Revenue ($/Boe)	$38.20	$31.83	$35.02	$35.50 - $37.00
LOE ($/Boe)	$9.84	$10.26	$10.06	$9.85 - $10.10
Cash GPT ($/Boe)(2)	$4.74	$1.05	$2.81	$2.30 - $3.30
Cash G&A ($MM)(2)(3)	$14.2	$9.4	$23.6	$21.0 - $24.0
Production Taxes	7.4%	7.3%	7.4%	7.1% - 7.4%
E&P & Other CapEx ($MM)(4)	$46.0	$126.7	$172.7	$165 - $188
Cash Interest ($MM)(2)	$7.0	$2.6	$9.6	$8.9 - $10.6
Cash taxes paid ($MM)	$—	$1.0	$1.0	$0.0 - $2.0
___________________
(1)Legacy Oasis standalone volumes have been adjusted to include current three stream reporting uplift assumption of 18%. Chord will report three stream production beginning in 3Q22.
(2)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under United States generally accepted accounting principles (“GAAP”).
(3)2Q22 reported amounts exclude merger related costs of $5.8MM for legacy Oasis and $3.2MM for legacy Whiting, consistent with the preliminary range.
(4)Excludes capitalized interest of $0.9MM.

The following results for the three months ended June 30, 2022 discussed below represent legacy Oasis and exclude amounts related to legacy Whiting, unless otherwise specified.
Net cash provided by operating activities was $396.4MM and net income from continuing operations was $130.8MM ($6.23/ diluted share). Adjusted EBITDA from continuing operations was $255.9MM, Adjusted Free Cash Flow was $202.9MM and Adjusted Net Income was $153.5MM ($7.30/diluted share). Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Net Income are non-GAAP financial measures. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
Legacy Oasis completed and placed on production 7 gross (5.3 net) operated wells in 2Q22. On a combined basis, Chord completed and placed on production 16 gross (12.0 net) operated wells in 2Q22.

Select Operational and Financial Data - Legacy Oasis
The following table presents select operational and financial data of legacy Oasis for the periods presented:

	2Q22	1Q22	2Q21
Production data:
Crude oil (Bopd)	41,174	44,975	34,668
Natural gas (Mcfpd)	137,431	147,783	117,617
Total production (Boepd)	64,079	69,606	54,271
Total production(1) (Boepd)	75,613	82,135	64,040
Percent crude oil	54.5%	54.8%	54.1%
Average sales prices:
Crude oil, without realized derivatives ($ per Bbl)	$111.79	$95.34	$65.52
Differential to NYMEX WTI ($ per Bbl)	2.82	1.22	0.61
Crude oil, with realized derivatives ($ per Bbl)	78.71	75.67	47.77
Crude oil realized derivatives ($MM)	(124.0)	(79.6)	(56.0)
Natural gas, without realized derivatives ($ per Mcf)(2)	9.57	8.09	4.53
Natural gas, with realized derivatives ($ per Mcf)(2)	8.62	7.67	4.53
Natural gas realized derivatives ($MM)	(11.9)	(5.6)	—
Selected financial data ($MM):
Revenues:
Crude oil revenues	$418.9	$385.9	$206.7
Natural gas revenues	119.7	107.6	48.3
Purchased oil and gas sales	250.5	159.5	108.8
Other services revenues	0.3	—	0.2
Total revenues	$789.4	$653.0	$364.0
Net cash provided by operating activities	$396.4	$265.6	$160.0
Non-GAAP financial measures:
Adjusted EBITDA	$255.9	$272.8	$107.7
Adjusted FCF	202.9	202.6	52.9
Adjusted Net Income	153.5	163.5	25.8
Select operating expenses:
Lease operating expenses (“LOE”)	$67.7	$63.1	$50.4
Gathering, processing and transportation (“GPT”)	31.8	32.4	32.8
Purchased oil and gas expenses	252.1	161.6	111.0
Production taxes	40.1	35.9	16.2
Depreciation, depletion and amortization	42.1	44.7	29.2
Total select operating expenses	$433.8	$337.7	$239.6
___________________
(1)Oasis standalone total volumes have been adjusted to include current three stream reporting uplift assumption of 18%. Chord will report three stream production beginning in 3Q22.
(2)Prices include the value for natural gas and natural gas liquids.

Capital Expenditures - Legacy Oasis
The following table presents the Company’s total capital expenditures (“CapEx”) from continuing operations by category for the periods presented:

	1Q22	2Q22	FY22
CapEx ($MM):
E&P	$62.9	$46.0	$108.9
Other(1)	0.6	0.9	1.5
Total E&P and other CapEx	63.5	46.9	110.4
Acquisitions(2)	—	(4.8)	(4.8)
Total CapEx	$63.5	$42.1	$105.6
___________________
(1)Includes capitalized interest of $0.9MM for 2Q22 and $1.5MM for FY22.
(2)Executed the final settlement statement with Diamondback Energy, Inc. on June 30, 2022 related to the acquisition of producing oil and gas properties in the Williston Basin in 4Q21. In connection with the execution of the final settlement statement, the Company received $12.0MM related to customary post-close adjustments, including a reduction to the purchase price of $4.8MM.
Additional Return of Capital Plan Details
FCF Definition
FCF is defined as Adjusted EBITDA (excluding transaction costs) less CapEx, cash interest and cash taxes. FCF is expected to be calculated for the prior quarter to determine the amount of capital to be returned.
Leverage
Leverage is defined as Net Debt (debt less cash) to forecasted next twelve months Adjusted EBITDA run at $65/bbl WTI and $3.00/mmBtu Henry Hub, excluding the impact of hedges.
Share Repurchases
The Company intends to purchase stock under the repurchase program opportunistically with cash on hand, free cash flow from operations and proceeds from potential liquidity events such as the sale of assets. This repurchase program has no time limit and may be suspended from time to time, modified, extended or discontinued by the Board of Directors at any time. Purchases under the repurchase program may be made from time to time in the open market or privately negotiated transactions in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, and would be subject to market conditions, applicable legal requirements and other factors. Any stock purchased as part of this program would be put into treasury shares.

Contact:
Chord Energy Corporation
Daniel E. Brown, President and Chief Executive Officer
Michael H. Lou, Executive Vice President and Chief Financial Officer
Bob Bakanauskas, Managing Director, Investor Relations
(281) 404-9600
ir@chordenergy.com
Conference Call Information
Investors, analysts and other interested parties are invited to listen to the webcast:
Date:         Thursday, August 4, 2022
Time:        9:00 a.m. Central Time
Live Webcast:     https://app.webinar.net/2BJdjxO9ZmD

Sell-side analysts wishing to ask a question may use the following dial-in:
Dial-in:     (888) 317-6003
Intl. Dial-in: (412) 317-6061
Conference ID:     1631240
Website:     https://www.chordenergy.com

A recording of the conference call will be available beginning at 12:00 p.m. Central Time on the day of the call and will be available until Thursday, August 11, 2022 by dialing:
Replay dial-in:     (877) 344-7529
Intl. replay:     (412) 317-0088
Replay access:     5012487

The call will also be available for replay for approximately 30 days at https://www.chordenergy.com.
Forward-Looking Statements
Certain statements in this press release concerning the merger between Oasis and Whiting, including any statements regarding Chord's credit facility, the results, effects, benefits and synergies of the merger, future opportunities for Chord, future financial performance and condition, guidance and any other statements regarding Chord's future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Chord expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “anticipate,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely,” “plan,” “positioned,” “strategy” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding Chord's plans and expectations with respect to the return of capital plan, the merger and the anticipated impact of the merger on Chord's results of operations, financial position, growth opportunities and competitive position.
These statements are based on certain assumptions made by Chord based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Chord, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the merger; the ultimate timing, outcome and results of integrating the operations of Chord, the effects of the business combination on Chord, including Chord's future financial condition, results of operations, strategy and plans, the ability of Chord to realize anticipated synergies in the timeframe expected or at all, changes in crude oil and natural gas prices, developments in the global economy, the impact of pandemics such as COVID-19, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as Chord’s ability to access them, the proximity to and capacity of transportation facilities, uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting Chord’s business, the fact that operating costs and business disruption may be greater than expected following the consummation of the merger and other important factors that could cause actual results to differ materially from those projected as described in Chord’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”).
Any forward-looking statement speaks only as of the date on which such statement is made and Chord undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. Additional information concerning other risk factors is also contained in the final prospectus and definitive proxy statement filed by the Company on May 24, 2022, Oasis’ (now Chord’s) and Whiting’s most recently filed Annual Reports on Form 10-K (as may be amended), subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings.
About Chord Energy
Chord Energy Corporation is an independent exploration and production company with quality and sustainable long-lived assets in the Williston Basin. Chord is uniquely positioned with a best-in-class balance sheet and is focused on rigorous capital discipline and generating free cash flow by operating efficiently, safely and responsibly to develop its unconventional onshore oil-rich resources in the continental United States. For more information, please visit the Company’s website at https://www.chordenergy.com.

Condensed Consolidated Balance Sheets (Unaudited) - Legacy Oasis

	June 30, 2022	December 31, 2021

	(In thousands, except share data)
ASSETS
Current assets
Cash and cash equivalents	$571,114	$172,114
Accounts receivable, net	494,949	377,202
Inventory	43,010	28,956
Prepaid expenses	5,160	6,016
Other current assets	884	1,836
Current assets held for sale	—	1,029,318
Total current assets	1,115,117	1,615,442
Property, plant and equipment
Oil and gas properties (successful efforts method)	1,502,168	1,395,837
Other property and equipment	42,287	48,981
Less: accumulated depreciation, depletion and amortization	(207,387)	(124,386)
Total property, plant and equipment, net	1,337,068	1,320,432
Derivative instruments	59,080	44,865
Investment in unconsolidated affiliate	505,335	—
Long-term inventory	19,188	17,510
Operating right-of-use assets	11,154	15,782
Other assets	15,468	12,756
Total assets	$3,062,410	$3,026,787

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$3,270	$2,136
Revenues and production taxes payable	341,402	270,306
Accrued liabilities	534,239	150,674
Accrued interest payable	2,715	2,150
Derivative instruments	338,148	89,447
Advances from joint interest partners	2,944	1,892
Current operating lease liabilities	7,419	7,893
Other current liabilities	19,581	1,046
Current liabilities held for sale	—	699,653
Total current liabilities	1,249,718	1,225,197
Long-term debt	393,354	392,524
Deferred income taxes	—	7
Asset retirement obligations	60,055	57,604
Derivative instruments	145,302	115,282
Operating lease liabilities	2,879	6,724
Other liabilities	13,006	7,876
Total liabilities	1,864,314	1,805,214
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value: 60,000,000 shares authorized; 20,533,880 shares issued and 19,662,862 shares outstanding at June 30, 2022 and 20,147,199 shares issued and 19,276,181 shares outstanding at December 31, 2021	206	200
Treasury stock, at cost: 871,018 shares at June 30, 2022 and at December 31, 2021	(100,000)	(100,000)
Additional paid-in capital	883,801	863,010
Retained earnings	414,089	269,690
Chord share of stockholders’ equity	1,198,096	1,032,900
Non-controlling interests	—	188,673
Total stockholders’ equity	1,198,096	1,221,573
Total liabilities and stockholders’ equity	$3,062,410	$3,026,787

Condensed Consolidated Statements of Operations (Unaudited) - Legacy Oasis
(In thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Revenues
Oil and gas revenues	$538,567	$254,995	$1,032,069	$499,985
Purchased oil and gas sales	250,489	108,822	409,956	188,967
Other services revenues	324	195	324	421
Total revenues	789,380	364,012	1,442,349	689,373
Operating expenses
Lease operating expenses	67,722	50,420	130,798	101,484
Other services expenses	12	21	123	21
Gathering, processing and transportation expenses	31,813	32,787	64,210	60,892
Purchased oil and gas expenses	252,058	111,023	413,684	189,961
Production taxes	40,081	16,208	75,938	32,488
Depreciation, depletion and amortization	42,136	29,231	86,809	60,001
Exploration expenses	278	1,250	788	1,673
Impairment	—	—	—	3
General and administrative expenses	24,822	20,999	49,189	41,412
Total operating expenses	458,922	261,939	821,539	487,935
Gain on sale of assets	319	222,980	1,840	223,068
Operating income	330,777	325,053	622,650	424,506
Other income (expense)
Net loss on derivative instruments	(98,253)	(267,037)	(466,175)	(448,552)
Net loss from investment in unconsolidated affiliate	(96,253)	—	(36,116)	—
Interest expense, net of capitalized interest	(6,949)	(11,423)	(14,165)	(16,288)
Other income (expense)	1,298	(1,141)	3,050	(656)
Total other expense, net	(200,157)	(279,601)	(513,406)	(465,496)
Income (loss) from continuing operations before income taxes	130,620	45,452	109,244	(40,990)
Income tax benefit (expense)	219	(3,654)	2,044	—
Net income (loss) from continuing operations	130,839	41,798	111,288	(40,990)
Income from discontinued operations attributable to Chord, net of income tax	—	31,566	485,554	70,762
Net income attributable to Chord	$130,839	$73,364	$596,842	$29,772
Earnings (loss) attributable to Chord per share:
Basic from continuing operations	$6.69	$2.10	$5.73	$(2.05)
Basic from discontinued operations	—	1.59	24.99	3.55
Basic total	$6.69	$3.69	$30.72	$1.49
Diluted from continuing operations	$6.23	$2.01	$5.30	$(2.05)
Diluted from discontinued operations	—	1.52	23.14	3.55
Diluted total	$6.23	$3.52	$28.44	$1.49
Weighted average shares outstanding:
Basic	19,553	19,904	19,430	19,952
Diluted	20,990	20,822	20,983	19,952

Condensed Consolidated Statements of Cash Flows (Unaudited) - Legacy Oasis
(In thousands)

	Six Months Ended June 30,
	2022	2021

Cash flows from operating activities:
Net income including non-controlling interests	$599,153	$46,044
Adjustments to reconcile net income including non-controlling interests to net cash provided by operating activities:
Depreciation, depletion and amortization	86,809	78,958
Gain on sale of assets	(520,740)	(223,068)
Impairment	—	5
Deferred income taxes	(7)	—
Net loss on derivative instruments	466,175	448,552
Net loss from investment in unconsolidated affiliate	36,116	—
Equity-based compensation expenses	9,663	6,900
Deferred financing costs amortization and other	3,294	16,289
Working capital and other changes:
Change in accounts receivable, net	(112,688)	(96,704)
Change in inventory	(14,040)	(2,880)
Change in prepaid expenses	1,035	3,773
Change in accounts payable, interest payable and accrued liabilities	96,141	80,969
Change in other assets and liabilities, net	11,080	(8,475)
Net cash provided by operating activities	661,991	350,363
Cash flows from investing activities:
Capital expenditures	(114,325)	(85,217)
Acquisition deposit	—	(74,500)
Proceeds from divestitures, net of OMP cash	148,818	369,819
Costs related to divestitures	(11,368)	(2,358)
Derivative settlements	(201,668)	(78,575)
Derivative modifications	—	(82,419)
Distributions from investment in unconsolidated affiliate	26,862	—
Net cash provided by (used in) investing activities	(151,681)	46,750
Cash flows from financing activities:
Proceeds from revolving credit facilities	15,000	369,500
Principal payments on revolving credit facilities	—	(866,500)
Proceeds from issuance of senior unsecured notes	—	850,000
Deferred financing costs	(9)	(20,332)
Proceeds from issuance of OMP common units, net of offering costs	—	86,657
Common control transaction costs	—	(5,432)
Purchases of treasury stock	—	(14,560)
Tax withholding on vesting of equity-based awards	(4,789)	—
Dividends paid	(139,860)	(15,039)
Distributions to non-controlling interests	—	(12,165)
Payments on finance lease liabilities	(229)	(726)
Proceeds from warrants exercised	15,908	173
Net cash provided by (used in) financing activities	(113,979)	371,576
Increase in cash and cash equivalents	396,331	768,689
Cash and cash equivalents:
Beginning of period	174,783	20,226
End of period	$571,114	$788,915
Supplemental non-cash transactions:
Change in accrued capital expenditures	$(806)	$11,515
Change in asset retirement obligations	(428)	(1,370)
Investment in unconsolidated affiliate	568,312	—
Note receivable from divestiture	—	2,900
Contingent consideration from Permian Basin Sale	—	32,860
Dividends payable	317,530	83,543

Non-GAAP Financial Measures
The following are non-GAAP financial measures not prepared in accordance with GAAP that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company believes that the foregoing are useful supplemental measures that provide an indication of the results generated by the Company’s principal business activities. However, these measures are not recognized by GAAP and do not have a standardized meaning prescribed by GAAP. Therefore, these measures may not be comparable to similar measures provided by other issuers. From time to time, the Company provides forward-looking forecasts of these measures; however, the Company is unable to provide a quantitative reconciliation of the forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because management cannot reliably quantify certain of the necessary components of such forward-looking GAAP measures. The reconciling items in future periods could be significant. To see how the Company reconciles its historical presentations of these non-GAAP measures to the most directly comparable GAAP measures, please visit the Investors—Documents & Disclosures—Non-GAAP Reconciliation page on the Company’s website at https://ir.chordenergy.com/non-gaap.
Cash GPT
The Company defines Cash GPT as total GPT expenses less non-cash valuation charges on pipeline imbalances. Cash GPT is not a measure of GPT expenses as determined by GAAP. Management believes that the presentation of Cash GPT provides useful additional information to investors and analysts to assess the cash costs incurred to market and transport the Company’s commodities from the wellhead to delivery points for sale without regard to the change in value of its pipeline imbalances, which vary monthly based on commodity prices.
The following table presents a reconciliation of the GAAP financial measure of GPT expenses to the non-GAAP financial measure of Cash GPT for legacy Oasis for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

	(In thousands)
GPT	$31,813	$32,787	$64,210	$60,892
Pipeline imbalances	827	(738)	1,143	1,109
Cash GPT	$32,640	$32,049	$65,353	$62,001
The following table presents a reconciliation of the GAAP financial measure of GPT expenses to the non-GAAP financial measure of Cash GPT for legacy Whiting for the period presented:

Three Months Ended June 30,
2022

(In thousands)
GPT	$7,921
Pipeline imbalances	—
Cash GPT	$7,921
Cash G&A
The Company defines Cash G&A as total general and administrative (“G&A”) expenses less G&A expenses attributable to discontinued operations, non-cash equity-based compensation expenses, G&A expenses attributable to shared service allocations and other non-cash charges. Cash G&A is not a measure of G&A expenses as determined by GAAP. Management believes that the presentation of Cash G&A provides useful additional information to investors and analysts to assess the Company’s operating costs in comparison to peers without regard to the aforementioned charges, which can vary substantially from company to company.

The following table presents a reconciliation of the GAAP financial measure of G&A expenses to the non-GAAP financial measure of Cash G&A for legacy Oasis for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

	(In thousands)
General and administrative expenses	$24,822	$20,210	$52,503	$40,947
Less: general and administrative expenses attributable to discontinued operations	—	(789)	3,314	(465)
General and administrative expenses attributable to continuing operations(1)	24,822	20,999	49,189	41,412
Equity-based compensation expenses	(4,815)	(4,687)	(9,616)	(6,375)
G&A expenses attributable to shared services	—	(5,291)	(1,624)	(10,030)
Other non-cash adjustments	(35)	(319)	(2,253)	350
Cash G&A(1)	$19,972	$10,702	$35,696	$25,357
__________________
(1)Includes merger related costs of $5.8 million and $9.4 million for the three and six months ended June 30, 2022, respectively.
The following table presents a reconciliation of the GAAP financial measure of G&A expenses to the non-GAAP financial measure of Cash G&A for legacy Whiting for the period presented:

Three Months Ended June 30,
2022

(In thousands)
General and administrative expenses	$17,716
Equity-based compensation expenses	(4,165)
Other non-cash adjustments	(990)
Cash G&A(1)	$12,561
__________________
(1)Includes merger related costs of $3.2 million.
Cash Interest
The Company defines Cash Interest as interest expense less interest expense attributable to discontinued operations plus capitalized interest less amortization and write-offs of deferred financing costs. Cash Interest is not a measure of interest expense as determined by GAAP. Management believes that the presentation of Cash Interest provides useful additional information to investors and analysts for assessing the interest charges incurred on the Company’s debt to finance its operating activities and the Company’s ability to maintain compliance with its debt covenants.
The following table presents a reconciliation of the GAAP financial measure of interest expense to the non-GAAP financial measure of Cash Interest for legacy Oasis for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

	(In thousands)
Interest expense	$6,949	$22,571	$17,850	$31,268
Less: Interest expense from discontinued operations	—	11,148	3,685	14,980
Interest expense from continuing operations	6,949	11,423	14,165	16,288
Capitalized interest	879	543	1,480	961
Amortization of deferred financing costs	(864)	(9,601)	(1,719)	(11,967)
Cash Interest	$6,964	$2,365	$13,926	$5,282
The following table presents a reconciliation of the GAAP financial measure of interest expense to the non-GAAP financial measure of Cash Interest for legacy Whiting for the period presented:

Three Months Ended June 30,
2022

(In thousands)
Interest expense	$3,524
Amortization of deferred financing costs	(895)
Cash Interest	$2,629
Net Debt
The Company defines Net Debt as total debt less cash and cash equivalents. Total debt is defined as long-term debt plus unamortized deferred financing costs included in long-term debt and the current portion of long-term debt. Net Debt is not a measure of total debt as determined by GAAP. Management believes that the presentation of Net Debt provides useful additional information to investors and analysts for assessing the Company’s financial position and ability to maintain compliance with its debt covenants.
The following table presents reconciliations of the GAAP financial measure of total debt to the non-GAAP financial measure of Net Debt for legacy Oasis for the periods presented:

	June 30, 2022	December 31, 2021
	(In thousands)
Long-term debt, net	$393,354	$392,524
Unamortized deferred financing costs	6,646	7,476
Total debt	400,000	400,000
Cash and cash equivalents	(571,114)	(172,114)
Net Debt	$—	$227,886

Adjusted EBITDA and Adjusted Free Cash Flow
The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, depletion and amortization (“DD&A”), exploration expenses and other similar non-cash or non-recurring charges. The Company defines Adjusted EBITDA from continuing operations as Adjusted EBITDA less Adjusted EBITDA from discontinued operations, plus cash distributions from Oasis Midstream Partners LP (“OMP”). The Company defines Adjusted Free Cash Flow as Adjusted EBITDA from continuing operations less Cash Interest and E&P and other capital expenditures (excluding capitalized interest and acquisition capital).
Adjusted EBITDA and Adjusted Free Cash Flow are not measures of net income or cash flows from operating activities as determined by GAAP. Management believes that the presentation of Adjusted EBITDA and Adjusted Free Cash Flow provides useful additional information to investors and analysts for assessing the Company’s results of operations, financial performance, ability to generate cash from its business operations without regard to its financing methods or capital structure and the Company’s ability to maintain compliance with its debt covenants.
The following tables present reconciliations of the GAAP financial measures of net income including non-controlling interests and net cash provided by operating activities to the non-GAAP financial measures of Adjusted EBITDA and Adjusted Free Cash Flow for legacy Oasis for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

	(In thousands)
Net income including non-controlling interests	$130,839	$81,309	$599,153	$46,044
Gain on sale of properties	(319)	(222,980)	(520,740)	(223,068)
Net loss on derivative instruments	98,253	267,037	466,175	448,552
Realized derivative instruments	(135,840)	(55,979)	(221,104)	(78,575)
Net loss from investment in unconsolidated affiliate	96,253	—	36,116	—
Distributions from investment in unconsolidated affiliate	13,746	—	26,862	—
Interest expense, net of capitalized interest	6,949	22,571	17,850	31,268

Depreciation, depletion and amortization	42,136	38,968	86,809	78,958
Impairment	—	2	—	5
Exploration expenses	278	1,250	788	1,673
Equity-based compensation expenses	4,815	4,702	9,663	6,900
Income tax (benefit) expense	(219)	3,654	39,178	—
Other non-cash adjustments	(988)	1,720	272	(303)
Adjusted EBITDA	255,903	142,254	541,022	311,454
Adjusted EBITDA from discontinued operations	—	(55,120)	(12,296)	(111,468)
Cash distributions from OMP and DevCo Interests	—	20,608	—	33,874
Adjusted EBITDA from continuing operations	255,903	107,742	528,726	233,860
Cash Interest	(6,964)	(2,365)	(13,926)	(5,282)
E&P and other capital expenditures	(46,893)	(53,015)	(110,408)	(82,024)
Capitalized interest	879	543	1,480	961
Adjusted Free Cash Flow	$202,925	$52,905	$405,872	$147,515

Net cash provided by operating activities	$396,411	$159,950	$661,991	$350,363
Realized derivative instruments	(135,840)	(55,979)	(221,104)	(78,575)
Distributions from investment in unconsolidated affiliate	13,746	—	26,862	—
Interest expense, net of capitalized interest	6,949	22,571	17,850	31,268
Exploration expenses	278	1,250	788	1,673
Deferred financing costs amortization and other	139	(13,969)	(3,294)	(16,289)
Current tax expense	(219)	—	39,184	—
Changes in working capital	(24,573)	26,711	18,473	23,317
Other non-cash adjustments	(988)	1,720	272	(303)
Adjusted EBITDA	255,903	142,254	541,022	311,454
Adjusted EBITDA from discontinued operations	—	(55,120)	(12,296)	(111,468)
Cash distributions from OMP and DevCo Interests	—	20,608	—	33,874
Adjusted EBITDA from continuing operations	255,903	107,742	528,726	233,860
Cash Interest	(6,964)	(2,365)	(13,926)	(5,282)
E&P and other capital expenditures	(46,893)	(53,015)	(110,408)	(82,024)
Capitalized interest	879	543	1,480	961
Adjusted Free Cash Flow	$202,925	$52,905	$405,872	$147,515

Adjusted Net Income Attributable to Chord and Adjusted Diluted Earnings Attributable to Chord Per Share
Adjusted Net Income Attributable to Chord and Adjusted Diluted Earnings Attributable to Chord Per Share are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted Net Income Attributable to Chord as net income after adjusting for (1) the impact of certain non-cash items, including non-cash changes in the fair value of derivative instruments, impairment, and other similar non-cash charges, or non-recurring items, (2) the impact of net income attributable to non-controlling interests, and (3) the non-cash and non-recurring items’ impact on taxes based on the Company’s effective tax rate applicable to those adjusting items in the same period. Adjusted Net Income Attributable to Chord is not a measure of net income as determined by GAAP. The Company defines Adjusted Diluted Earnings Attributable to Chord Per Share as Adjusted Net Income Attributable to Chord divided by diluted weighted average shares outstanding.
The following table presents reconciliations of the GAAP financial measure of net income attributable to Chord to the non-GAAP financial measure of Adjusted Net Income Attributable to Chord and the GAAP financial measure of diluted earnings attributable to Chord per share to the non-GAAP financial measure of Adjusted Diluted Earnings Attributable to Chord Per Share for legacy Oasis the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

	(In thousands, except per share data)
Net income attributable to Chord	$130,839	$73,364	$596,842	$29,772
Gain on sale of properties	(319)	(222,980)	(520,740)	(223,068)
Net loss on derivative instruments	98,253	267,037	466,175	448,552
Realized derivative instruments	(135,840)	(55,979)	(221,104)	(78,575)
Net loss from investment in unconsolidated affiliate	96,253	—	36,116	—
Distributions from investment in unconsolidated affiliate	13,746	—	26,862	—
Impairment	—	2	—	5
Amortization of deferred financing costs	864	9,883	1,888	12,981
Other non-cash adjustments	(988)	1,720	272	(303)
Tax impact(1)	(18,166)	85	45,851	(36,826)
Other tax adjustments(2)	(31,157)	(15,567)	(109,466)	(10,728)
Adjusted net income attributable to Chord	153,485	57,565	322,696	141,810
Less: Adjusted net income attributable to Chord from discontinued operations	—	31,776	6,142	71,803
Adjusted net income attributable to Chord from continuing operations	$153,485	$25,789	$316,554	$70,007

Diluted earnings attributable to Chord per share	$6.23	$3.52	$28.44	$1.49
Gain on sale of properties	(0.02)	(10.71)	(24.82)	(10.92)
Net loss on derivative instruments	4.68	12.82	22.22	21.97
Realized derivative instruments	(6.47)	(2.69)	(10.54)	(3.85)
Net loss from investment in unconsolidated affiliate	4.59	—	1.72	—
Distributions from investment in unconsolidated affiliate	0.65	—	1.28	—
Amortization of deferred financing costs	0.04	0.47	0.09	0.64
Other non-cash adjustments	(0.05)	0.10	0.01	(0.01)
Tax impact(1)	(0.87)	—	2.19	(1.80)
Other tax adjustments(2)	(1.48)	(0.75)	(5.22)	(0.53)
Impact of diluted shares(3)	—	—	—	(0.04)
Adjusted Diluted Earnings Attributable to Chord Per Share	7.30	2.76	15.37	6.95
Less: Adjusted Diluted Earnings From Discontinued Operations Attributable to Chord Per Share	—	1.53	0.29	3.52
Adjusted Diluted Earnings From Continuing Operations Attributable to Chord Per Share	$7.30	$1.23	$15.08	$3.43

Diluted weighted average shares outstanding(3)	20,990	20,822	20,983	20,419

Effective tax rate applicable to adjustment items(1)	25.2%	26.7%	21.8%	23.1%
___________________
(1)The tax impact is computed utilizing the Company’s effective tax rate applicable to the adjustments for certain non-cash and non-recurring items.
(2)Other tax adjustments relate to the deferred tax asset valuation allowance, which is adjusted to reflect the tax impact of the other adjustments using an assumed effective tax rate that excludes its impact.
(3)For the six months ended June 30, 2022, the Company included the dilutive effect of 467,535 potentially dilutive shares in computing Adjusted Diluted Earnings Attributable to Chord Per Share, which were excluded from the GAAP calculation of diluted earnings attributable to Chord per share due to their anti-dilutive effect.